Exhibit 99.1

Solera Holdings, Inc. Enters Into Definitive Merger Agreement to be
Acquired by Vista Equity Partners for $55.85 per Share in Cash

Transaction Highlights:

•	Transaction valued at approximately $6.5 billion, including the existing net debt of Solera

•	Represents an unaffected premium of 53% over Solera’s closing share price of $36.39 on August 3, 2015

WESTLAKE, Texas—September 13, 2015—(PRNewswire)—Solera Holdings, Inc. (NYSE: SLH) (“Solera”, the “Company”, “we”, “us” or “our”) today announced that it has entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which an affiliate of Vista Equity Partners (“Vista”) will acquire Solera in a transaction valued at approximately $6.5 billion (the “Merger”), including the existing net debt of Solera. Other key investors include an affiliate of Koch Equity Development LLC (“Koch Equity Development”), the investment and acquisition subsidiary of Koch Industries, Inc., and an affiliate of Goldman, Sachs & Co.

Pursuant to the Merger Agreement, Vista will acquire 100% of the outstanding shares of Solera common stock for $55.85 per share in cash in the Merger. The purchase price represents an unaffected premium of 53% over Solera’s closing share price of $36.39 on August 3, 2015.

The closing of the Merger is conditioned upon customary closing conditions, including the approval of Solera stockholders and required regulatory approvals. The Merger is expected to close no later than the first calendar quarter of 2016.

Solera’s board of directors, following the receipt of the unanimous recommendation of a special committee of independent directors of the Solera board (the “Special Committee”), unanimously approved the Merger Agreement and the Merger, and recommended that Solera stockholders vote their shares in favor of the Merger.

“This transaction delivers immediate compelling value to our stockholders and represents a pivotal milestone for Solera in partnering with Vista,” said Tony Aquila, Solera’s founder, Chairman and CEO. “It not only recognizes our innovative company and talented employees, but also provides us with the optimal flexibility to proliferate our world-class solutions and services for our customers. We are extremely excited about working with Vista to further strengthen Solera’s global leadership in risk and asset management technologies.”

“We are thrilled to be partnering with Solera,” said Robert F. Smith, Vista’s founder, Chairman and CEO. “For almost half a century, Solera has been serving the insurance and automotive industries with innovative software and information solutions. With the portfolio of products the Company has built and acquired, combined with the vision of its leadership, we believe Solera is incredibly well positioned for the next fifty years. The

Exhibit 99.1

mission is clear and the opportunity is there to continue to transform how physical assets are managed and insured.”

The Merger will be financed through a combination of common and preferred equity contributions by investment funds affiliated with Vista, Koch Equity Development, and an affiliate of Goldman, Sachs & Co., and existing debt financing as well as new debt financing that has been committed to by Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC. The Merger is not subject to any financing condition.

Rothschild, Inc. is serving as financial advisor to Solera, and Kirkland & Ellis LLP is serving as legal advisor to Solera. Centerview Partners LLC is serving as financial advisor to the Special Committee, and Sullivan & Cromwell LLP is serving as legal advisor to the Special Committee. J.P. Morgan Securities LLC is serving as financial advisor to Vista, and Simpson Thacher & Bartlett LLP is serving as legal advisor to Vista.

About Solera

Solera is a leading provider of risk and asset management software and services to the automotive and property marketplace, including the global P&C insurance industry. Solera is active in over 75 countries across six continents. The Solera companies include: Audatex in the United States, Canada, and in more than 60 additional countries; HPI, CarweB and CAP Automotive in the United Kingdom; Informex in Belgium and Greece; Sidexa in France; ABZ and Market Scan in the Netherlands; Hollander serving the North American recycling market; AUTOonline providing salvage disposition in a number of European and Latin American countries; IMS providing medical review services; Explore providing data and analytics to United States property and casualty insurers; Identifix, providing solutions for the service, maintenance and repair ("SMR") market; AutoPoint and DMEautomotive, providing data-driven tools to enhance SMR experiences and facilitate customer retention and marketing solutions for the retail automotive industry; and I&S, a provider of software and business management tools, third-party claims administration, first notice of loss and network management services to the U.S. auto and property repair industries, specializing in glass claims. For more information, please refer to Solera's website at www.solera.com.

About Vista Equity Partners

Vista Equity Partners, a U.S.-based private equity firm with offices in Austin, Chicago and San Francisco, with more than $14 billion in cumulative capital commitments, currently invests in software, data and technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, please visit www.vistaequitypartners.com.

Exhibit 99.1

Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements about: the expected completion of the Merger (including the timing thereof) and Vista’s ability to consummate the Merger (including but not limited to the receipt of all required regulatory approvals), the expected receipt of financing sufficient to consummate the Merger, our expected proliferation of our world-class solutions and services for our customers, and our expectation to further strengthen our global leadership in risk and asset management technologies. These statements are based on our current expectations, estimates and assumptions, and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the Merger and our business, including, without limitation: the risk that Solera stockholders do not approve the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the response by stockholders to the Merger; the failure to satisfy each of the conditions to the consummation of the Merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger on acceptable terms, or at all; the failure to obtain the necessary funding under the financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; risks related to disruption of Solera management’s attention from Solera’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on Solera’s relationships with its customers, suppliers, operating results and business generally; the risk that any announcements relating to the Merger could have adverse effects on the market price of Solera’s common stock; the outcome of any legal proceedings related to the Merger; Solera’s ability to recognize expected benefits of the Merger; risks related to employee retention as a result of the Merger; the risk that the Merger will not be consummated within the expected time period or at all; our ability to successfully introduce new software and services (including but not limited to our risk and asset management platform and our Digital Garage software application); our dependence on a limited number of key personnel; risks associated with the uncertainty in and volatility of global economic conditions; effects of competition on our software and service pricing, as well as our business; rapid technology changes in our industries, which could affect customer decisions regarding the purchase of our software and services; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including regulatory matters; risks associated with operating a diversified business in multiple countries; our reliance on third-party products and data sources; our reliance on a limited number of customers for a substantial portion of our revenues; and effects of security breaches on our business and reputation. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K for the fiscal year ended June 30, 2015. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

Important Additional Information will be Filed with the SEC

In connection with the proposed Merger, Solera intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Solera will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting of stockholders relating to the proposed Merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SOLERA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by Solera with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Solera via Solera’s Investor Relations section of its website at www.solera.com or by contacting Solera’s Investor Relations Department at (817) 961-2097.

This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. Solera and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Solera’s directors and executive officers is contained in Solera’s proxy statement dated October 6, 2014, previously filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in Solera’s 2014 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed by Solera in connection with the Merger.

Contacts

Solera Holdings, Inc.
Press & Media, Angela Vargo, (817) 961-4772, angela.vargo@solera.com
Investor Relations, Jonathan Doros, (817) 961-2097, jonathan.doros@solera.com

Vista Equity Partners
Alan H. Fleischman, (301) 642-8968, afleischmann@laurelstrategies.com